SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

 (Address of principal executive offices and Zip Code)

(727) 461-3000

 (Registrant’s telephone number, including Area Code)

Not applicable

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2012, Aerosonic Corporation (the “Company”) entered into the First Amendment to Amended and Restated Revolving Line of Credit Note (“Amendment”) with BMO Harris Bank N.A. The Amendment provides that it is effective as of June 27, 2012 and extends the maturity date of the Revolving Line of Credit Note (the “Note”) from June 27, 2012 to June 27, 2013. The Amendment also establishes the Revolving Credit Limit under the Note at $4,000,000. The foregoing summary of the Amendment is not complete and is qualified in its entirety by the actual terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

On June 18, 2012, the Board of Directors (the “Board”) of the Company approved cash incentive awards for fiscal year 2012 to the named executive officers identified in the 2012 Summary Compensation Table in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 30, 2012. The Board approved the awards based on a recommendation from its Compensation Committee.

The following table sets forth the awards and updated amounts of total compensation previously provided in the 2012 Summary Compensation Table, which amounts have been re-calculated to reflect the awards:

Name and Principal Position	Cash Incentive Awards	Total
Douglas J. Hillman, President & Chief Executive Officer	$70,584	$367,531
Kevin J. Purcell, Executive Vice President & Chief Financial Officer	$39,280	$261,663
Thomas W. Cason, Executive Vice President and Chief Operating Officer	$40,762	$250,601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: June 21, 2012	By:	/s/ Kevin J. Purcell
Kevin J. Purcell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	The First Amendment to Amended and Restated Revolving Line of Credit Note dated as of June 27, 2012 made by and between BMO Harris Bank N.A., a national bank, and Aerosonic Corporation, a Delaware corporation.